UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

BRAZOS INTERNATIONAL EXPLORATION, INC.
(Name of Registrant As Specified In Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BRAZOS INTERNATIONAL EXPLORATION, INC.

Dear Stockholders:

On August 12, 2010 our board of directors adopted a resolution amending the Articles of Incorporation to increase our authorized common share capital. This proposed increase approved by the holders of a majority of our common stock by written consent resolution dated August 12, 2010, and is expected to be effective on or about September 14, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended. This Information Statement is anticipated being mailed to all stockholders of record as of the close of business on September 14, 2010.

Samuel G. Weiss, President and Chief Executive Officer

BRAZOS INTERNATIONAL EXPLORATION, INC.,

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS IN LIEU OF MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being mailed on or about September 14, 2010 to stockholders of record as at August 23, 2010, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No dissenter’s rights are afforded to our stockholders under Nevada law in connection with the corporate actions described below.

The cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement is being mailed or furnished to our stockholders in connection with the authorization of the corporate action described below as adopted by our Board of Directors at a regular meeting held on August 12, 2010 and the subsequent approval of such corporate action by the written consent resolution dated August 12, 2010, signed by stockholders holding an aggregate shares of our common stock representing approximately 54% of the common stock outstanding on such date. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of this corporate action before it takes effect.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On August 12, 2010, our Board of Directors adopted a resolution to amend our Articles of Incorporation approving the increase our authorized common share capital and proposing that this resolution be submitted for a vote to our stockholders. The form of the Certificate of Amendment to the Articles of Incorporation, is attached hereto as Exhibit A.

The action taken by the Board of Directors was subsequently adopted by stockholders entitled to vote a majority of our common stock outstanding as at August 12, 2010, by way of written consent in the form attached hereto as Exhibit B.

.

DISSENTER’S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposed increase of authorized common share capital

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of August 23, 2010, there were 44,400,000 shares of our common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held by such holder.

Stockholders holding 24,000,000 aggregate shares of common stock or 54 % of the common stock outstanding on the record date approved the amendment of our Articles of Incorporation to increase our authorized common share capital. from 70,000,000 to 1,500,000,000

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 23, 2010, certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group.

Title of Class	Number and Address of	Amount and Nature of	Percent of Class
	Beneficial Owner	Beneficial Ownership[1]
Common Stock	James R. Renfro(i), (ii)	24,000,000	54%
Common Stock	All Executive Officers and Directors as a Group (2 people) (iii)	24,000,000	54%

1.

Beneficial ownership is calculated based on 44,400,000 shares of common stock issued and outstanding as of August 23, 2010. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

We are not aware of any arrangements that may result in a change of control of the Company.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the amendment to our Articles of Incorporation to increase our authorized common share capital. from 70,000,000 to 1,500,000,000.

. We anticipate that the Certificate of Amendment will be filed on or about the close of business August 24, 2010 on however we cannot guarantee that this date will be met.

VOTING PROCEDURES

Pursuant to Nevada corporate laws, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation, which vote was obtained by majority written consent of the holders of the issued and outstanding shares of our common stock on. As a result, the amended Articles of Incorporation were approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of to increase our authorized common share capital. from 70,000,000 to 1,500,000,000

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission (“SEC”). Certain of our SEC filings are available over the Internet at the SEC’s EDGAR archives at http://www.sec.gov.

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Board of Directors of Brazos International Exploration, Inc. 1660 N W 19th Avenue, Pompano Beach, Florida 33069

 or by calling us at 917.586.2118

For the Board of Directors,/s/  Samuel G. Weiss,                                                                                                                                                                                                                                                                                                                  President, CEO, Secretary, Treasurer and a Director

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate. biz	EXHIBIT A

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Brazos International Exploration, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOUR. CAPITAL STOCK,

THE CORPORATION WISHES TO INCREASE IT' S AUTHORIZED COMMON SHARE CAPITAL

F'ROM 70,000,000 PAR VALUE $0.001 1,500,000 PAR VALUE $0.001 AUTHORIZED COMMON SHARES.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 54%

4. Effective date of filing (optional):
                                                                            (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):  X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

EXHIBIT B

WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF
THE STOCKHOLDERS OF
BRAZOS INTERNATIONAL EXPLORATION, INC.

August 12, 2010

          In accordance with Chapter 78.209,78.385 and 78.390 of the Nevada Revised Statutes (the “Nevada Revised Statutes”), the undersigned, being certain stockholders (the “Stockholders”) of Brazos International Exploration, Inc., a Nevada corporation (the “Corporation”), holding at least a majority of the voting power of the Corporation necessary to take such action listed below, by written consent in lieu of a special meeting of the Stockholders of the Corporation, hereby agree to the following resolutions:

Increase of Authorized Share Capital of Common Shares

          RESOLVED, that the Stockholders hereby approve the increase of the Corporation’s authorized common share capital from 70,000,000 common shares Par Value $0.001 to 1,500,000,000 common shares Par Value $0.001 and amending the Corporation’s articles of incorporation to reflect the same.

          The execution of this written consent shall constitute written waiver of any notice required by the Nevada Revised Statutes, the Corporation’s bylaws, as amended, or the Corporation’s articles of incorporation, as amended. The actions set forth herein shall be effective on the date first specified above.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this consent, which may be executed by facsimile and in counterparts, was executed by each of the undersigned stockholders on the date set forth opposite his, her or its signature, and the action taken hereby was effective on the date specified above.

Name of Shareholder	Date Signed	Number of shares	Percentage of shares owned

/S/ James R. Renfro	Date: August 12, 2010	24,000,000	54%
James R. Renfro, President
Renfro Holdings, Inc.